SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), effective as of September 2, 2004, (the "Effective Date"), is entered into by and between the shareholders of Satelinx Tracking Systems Inc. a Canadian corporation (“SATELINX”), as listed on Exhibit A hereto (the “Shareholders”) and Vectoria Inc., a Nevada corporation (“Vectoria”).

WHEREAS, the Shareholders are the registered and beneficial owners of all of the issued and outstanding shares of Common Stock, $0.001 par value, of SATELINX (the “SATELINX Shares”);

WHEREAS, Vectoria is a publicly reporting company registered with the U.S. Securities and Exchange Commission, whose stock is traded on the Pink Sheets under the trading symbol “VECTORIA”;

WHEREAS, Vectoria desires to acquire all of the SATELINX Shares in exchange for 22,000,000 restricted shares of the Common Stock of Vectoria the (“Vectoria Shares”) (the “Share Exchange”);

WHEREAS, the parties to this Agreement have agreed to the Share Exchange subject to the terms and conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I
DEFINITIONS

Section 1.01  The following terms shall have the following respective meanings:

Article I.

“Closing” shall mean the release of the Vectoria Shares to the Shareholders and the SATELINX Shares to Vectoria upon completion of the terms and conditions of this Agreement, which shall be held at the offices of the Mr. Richard St-Julien at 2160, de la Montagne Street, Suite 700, Montreal, Quebec, H3G 2T3, Canada on October 15, 2004 (the “Closing Date”);

(a)

“SATELINX” shall have the meaning ascribed thereto in the first paragraph of this Agreement;

(b)

“SATELINX Shares” shall have the meaning ascribed thereto in the second paragraph of this Agreement;

(c)

“Effective Date” shall have the meaning ascribed thereto in the first paragraph of this Agreement;

(d)

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(e)

“Escrow Agent” shall have the meaning ascribed thereto in Section 2.02(c) hereof;

(f)

“Escrow Agreement” shall mean that certain Escrow Agreement to be entered into simultaneously with this Agreement by and among SATELINX, Vectoria and W. Scott Lawler;

(g)

the “Financial Statements” shall have the meaning ascribed thereto in Section 3.10 hereto;

(h)

“Share Exchange” shall have the meaning ascribed thereto in the fourth paragraph of this Agreement;

(i)

“Shareholders” shall have the meaning ascribed thereto in the first paragraph of this Agreement;

(j)

“Vectoria” shall have the meaning ascribed thereto in the first paragraph of this Agreement; and

(k)

“Vectoria Shares” shall have the meaning ascribed thereto in the fourth paragraph of this Agreement.

ARTICLE II
EXCHANGE OF STOCK

Article I.

Exchange.  Upon the terms and subject to the conditions of this Agreement, the Shareholders agree to exchange the SATELINX Shares for the Vectoria Shares and Vectoria agrees to exchange the Vectoria Shares for the SATELINX Shares at the Closing.  The parties intend that the Share Exchange shall qualify as a tax free reorganization under Section 368 of the Internal Revenue Code.  However, Vectoria makes no representations or warranties regarding the qualification of the Share Exchange as  “tax free”.  Vectoria shall cooperate with Satelinx in executing any reasonably necessary documents to qualify the Share Exchange as tax free.  So far as such agreements do not or could not cause Vectoria or its shareholders to incur any liability or further obligation.

Section 2.02.

Delivery of Stock; Escrow.

(a) Upon the execution hereof, the Shareholders shall deliver to the Escrow Agent all of the stock certificates representing the SATELINX Shares, duly endorsed in blank and accompanied by a medallion signature guarantee;

(b) Upon execution hereof, Vectoria shall deliver to the Escrow Agent stock certificates representing the Vectoria Shares in the names and denominations as set forth on Exhibit B hereto, with the express understanding and agreement of all parties hereto that in the event that the Closing does not occur and the Vectoria Shares are returned to Vectoria by the Escrow Agent pursuant to the Escrow Agreement, then Vectoria may present the Vectoria Shares to its transfer agent for cancellation without any signed stock powers from any of the Shareholders.  If the Closing does not occur the SATELINX Shares shall be returned to the Shareholders.

(c) The execution and delivery of this Agreement shall take place at the offices of Richard St-Julien at 2160, de la Montagne Street, Suite 700, Montreal, Quebec, H3G 2T3, Canada; or by counterpart signatures to be sent to such offices by facsimile transmission to 514-845-0084. All documents and instruments required to be delivered at the Closing shall be delivered into escrow to be held by W. Scott Lawler, Esq. (the “Escrow Agent”), pursuant to the Escrow Agreement, pending completion of the covenants and conditions to Closing as set forth in Articles V, VI and VII hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Section 3.01.

Organization, Standing and Authority; Foreign Qualification.  (a) SATELINX is a corporation duly organized, validly existing and in good standing under the laws of Canada with all requisite power and authority to enter into, and perform the obligations under this Agreement.  SATELINX has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(a)

The Company is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth in Schedule 3.01 which are the only jurisdictions in which such qualification or authorization is required by law.  No other jurisdiction has claimed, in writing or otherwise, that SATELINX is required to qualify or otherwise be licensed therein.  Except as set forth in Schedule 3.01, SATELINX does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

Section 3.02.

Capitalization.   Schedule 3.02 sets forth the authorized capitalization of SATELINX and the ownership of each outstanding share of Common Stock which is the only class of the Company’s capital stock that is outstanding.  All of the outstanding shares of Common Stock of SATELINX are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 3.03.

Certificate of Incorporation and By-Laws.  The Shareholders have heretofore delivered to Vectoria true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the appropriate official for Canadian Corporations) and By-laws or comparable instruments (certified by the corporate secretary thereof) of SATELINX.  The minute books of SATELINX  accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 3.04.

Execution and Delivery.  This Agreement has been duly executed and delivered by each Shareholder and each constitutes the valid and binding agreement of each Shareholder enforceable against the Shareholders in accordance with its terms.

Section 3.05.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof do not require any Shareholder or SATELINX to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 3.06.  No Conflict.  The execution, delivery and performance of each of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (a) violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of SATELINX; (b) violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, and Contract to which any Shareholder or SATELINX is a party to by or to which any of them or any of their respective assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon any Shareholder or SATELINX or upon the SATELINX Shares or the properties or business of SATELINX; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to any Shareholder or SATELINX; or (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit.

Section 3.07.

Title to Stock.  Each Shareholder has valid title to their respective portion of the SATELINX Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim.  Upon delivery of the SATELINX Shares to be made on the Closing Date as herein provided, Vectoria shall acquire good and marketable title thereto, free and clear of any Lien, including, without limitation, any community property claim.

Section 3.08.

Options or Other Rights.  (a) There is no outstanding right, subscription, warrant, call unsatisfied preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from any Shareholder or from SATELINX any of the outstanding, unauthorized or treasury shares of the Common Stock of SATELINX; and (b)  there is no outstanding security of any kind convertible into any security of SATELINX, and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the SATELINX Shares.

Section 3.09.

Material Information.  This Agreement, the Schedules hereto, the Financial Statements of SATELINX and all other information provided in writing by the Shareholders or SATELINX or representatives thereof to Vectoria, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to Vectoria in writing which, individually or in the aggregate, could have a material adverse effect on SATELINX or a material adverse effect on the ability of any Shareholder to perform any of his or her obligations pursuant to this Agreement.

Section 3.10.

Financial Statements.  The Shareholders have or will have prior to the Closing furnished to Vectoria certain financial statements of SATELINX as set forth in Section 5.11 hereof (the “Financial Statements”).  The Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of SATELINX and the results of its operations for the period then ended and shall be prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis.

Section 3.11.

Absence of Certain Changes.  Since

the date of the Financial Statements, there has been no event, change or development which could have a material adverse effect on SATELINX.

Section 3.12.

Undisclosed Liabilities.  Except as reflected or reserved against in the Financial Statements, as of and for the period reflected therein, SATELINX was not on that date subject to, and since that date SATELINX has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $10,000.

Section 3.13.  Operations of the Company.  Except as contemplated by this Agreement, since the date of the Financial Statements, SATELINX has not (a) amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;  (b) issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;  (c) incurred any indebtedness for borrowed money or incurred or assumed any other Liability in excess of $10,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $25,000 in the aggregate; (d) declared or paid any dividends or declared or made any other distributions of any kind to its stockholders; (e) made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles; (f) made any loan or advance to any of  its stockholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business; (g) entered into any lease (as lessor or lessee) under which SATELINX is obligated to make or would receive payments in any one year of $10,000 or more; sold, abandoned or made any other disposition of any of its assets or properties; granted or suffered any Lien on any of its assets or properties; entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 3.17; (h) made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity; (i) paid, directly or indirectly, any of its material Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business; (j) terminated or failed to renew, or received any written threat (that was no subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, Liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise of SATELINX; or (k) entered into any other contract or other transaction that materially increases the Liabilities of SATELINX.

Section 3.14  Compliance with Laws.  SATELINX is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on SATELINX, neither SATELINX or any Shareholder has received written notice that any violation is being alleged.

Section 3.15. Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving SATELINX, or against or involving any of the SATELINX Shares.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of any of the Shareholders threatened against or involving SATELINX.

Section 3.16.  Contracts.  (a) Schedule 3.16 sets forth all of the contracts hereinafter in this Section 3.16 referred to, to which SATELINX is a party or by or to which SATELINX or its assets or properties are bound or subject:

(i)

Contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $10,000 or more per annum, or providing for the payment of fees or other consideration in excess of $10,000 in the aggregate to any officer or director of SATELINX, or to any other entity in which SATELINX or Seller has an interest;

(ii)

Contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or redetermination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

Contract for the sale of any of its assets or properties or for the grant to any Person of any preferential rights to purchase any of its or their assets or properties;

(iv)

Contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $10,000 in any one case (or in the aggregate, in the case of any related series of Contracts);

(v)

Contracts relating to the acquisition by SATELINX of any operating business of, or the disposition of any operating business by, any other Person;

(vi)

executory Contracts relating to the disposition or acquisition of any investment or of any interest in any Person;

(vii)

Contracts under which it agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $10,000, or to share tax liability of any party;

(viii)

Contracts containing covenants of SATELINX not to compete in any line of business or with any person in any geographical area or covenants of any other

(ix)

person not to compete with  SATELINX in any line of business or in any geographical area;

(x)

Contracts relating to the making of any loan by SATELINX;

(xi)

Contracts relating to the borrowing of money by SATELINX or the direct or indirect guaranty by SATELINX of any obligation for, or an agreement by SATELINX to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation, (a) any Contract relating to the maintenance of compensating balances, (b) any Contract with respect to lines of credit, (c) any Contract to advance or supply funds to any other Person other than in the ordinary course of business, (d) any Contract to pay for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered, (e) any keep-well, make-whole or maintenance of working capital or earnings or similar Contract, or (f) any guaranty with respect to any lease or other similar periodic payments to be made by any other Person;

(xii)

Contracts for or relating to computers, computer equipment, computer software or computer services; and

(xiii)

any other material Contract whether or not made in the ordinary course of business.

(b) There have been delivered or made available to Vectoria true, correct and complete copies of each of the contracts set forth in Schedule 3.17 or in any other Schedule.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither SATELINX nor any of SATELINX’s other affiliates, as the case may be, is in default in any respect under any of them.

Section 3.17.

Liens.  SATELINX has marketable title to all of its assets and properties free and clear of any lien.

Section 3.18.

Officers, Directors and Key Employees.  SATELINX does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $25,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $5,000; and SATELINX does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of SATELINX, including the aggregate cost to SATELINX of all such commitments or contracts.

Section 3.19.

Brokerage.  SATELINX has committed to pay a finders fee by way of 3,000,000 common shares of Vectoria.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF VECTORIA

Vectoria represents and warrants to the Shareholders as follows:

Section 4.01.

Organization, Standing and Authority of Vectoria.  Vectoria is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by Vectoria on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

Section 4.02.

Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by Vectoria and constitutes the valid and binding agreement of Vectoria enforceable against Vectoria in accordance with its terms.

Section 4.03.

Consents and Approvals.  The execution, delivery and performance by Vectoria of this Agreement and the consummation by Vectoria of the transactions contemplated hereby do not require Vectoria to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 4.04.

No Conflict.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not (a) violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Vectoria; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Vectoria is a party or by or to which its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Vectoria or upon the securities, assets or business of Vectoria; or (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Vectoria or to the securities, properties or business of Vectoria.

Section 4.05.

Capitalization.  Schedule 4.05 sets forth the authorized capitalization of Vectoria which is the only class of the Company’s capital stock outstanding, as of the date of this Agreement.  There are no outstanding options or warrants of Vectoria, save for those disclosed in Schedule 4.05.  All of the outstanding shares of Vectoria's common stock are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights and all such shares issued during the last 24 months were issued in compliance with all applicable U.S. securities laws.

Section 4.06.

Brokerage.  No broker or finder has acted, directly or indirectly, for Vectoria, nor has Vectoria incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement, except for an obligation of Vectoria to pay $25,000 and to issue 500,000 post consolidated shares to Harmony Holdings Services Ltd.

Section 4.07.

Certificate of Incorporation and By-Laws.  Vectoria has heretofore delivered to SATELINX true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the Secretary of State) and By-laws or comparable instruments (certified by the corporate secretary thereof) of Vectoria.  The minute books of Vectoria accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees.

Section 4.08. Status of Vectoria Shares.  Upon consummation of the transactions contemplated by this Agreement, the Vectoria Shares to be issued to the Shareholders, when issued and delivered, will be duly authorized, validly issued, fully paid and non-assessable and free of any and all liens, claims or encumbrances.

Section 4.09  No Bankruptcy. Neither Vectoria nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

Section 4.10  Absence of Certain Changes. Since August 1, 2004, there has not been any material adverse change in the financial condition, assets or liabilities of Vectoria, and Vectoria has not:

(a) Engaged in any material transaction outside the ordinary course of business;

(b) Made any capital expenditures other than in the ordinary course of business;

(c) Paid, loaned or advanced (other than the payment of salaries or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to or entered into any other transactions with any of its officers or directors, any of its affiliates, or any officer or director of its affiliates, as may be necessary to comply with Section 7.06 of this Agreement.

(d) Made any material change in any method of accounting or accounting practice;

(e) Incurred any material indebtedness or leasehold expense in excess of $5,000;

(f) Entered into any material guaranties or otherwise incurred or suffered to exist any material contingent liabilities;

(g) Paid or declared any dividend or other distribution in respect of its capital stock, or set aside any sums for the payment of any such dividend or other distribution;

(h) Agreed, whether in writing or otherwise, to do any of the foregoing; or

(i) Suffered any labor trouble or any controversies with any of its employees.

Section 4.11  Contracts and Commitments.  All agreements which materially affect Vectoria to which Vectoria is a party or by which Vectoria or any of its property is bound which exist as of the date of execution of this Agreement have been filed as exhibits to documents filed by Vectoria (collectively the "Contracts") with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934.  Vectoria is not in default with respect to any material term or condition of any such Contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default hereunder.

Section 4.12  Compliance with Laws.  Vectoria is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Vectoria and Vectoria has not received written notice that any violation is being alleged.

Section 4.14  Stop Trade Orders. To Vectoria's knowledge, there are no pending, and there have never been any, stop trade orders issued against Vectoria or any of its directors or officers or those of any affiliates of Vectoria by any securities regulatory authority in the United States.

Section 4.15  Regulatory Investigations. To Vectoria's knowledge, there are no investigations or inquiries pending against Vectoria or its directors or officers by any stock exchange, securities regulatory authority, taxing authority or any other governmental department or agency.

Section 4.16  Corporate Records. All of the minute books and corporate and financial records of Vectoria are, or prior to the Closing will be, in all material respects, complete, up to date and accurate

Section 4.17.

Material Information.  This Agreement, the Schedules hereto and all other information provided in writing by Vectoria or its representatives thereof to the shareholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to the Shareholders in writing which, individually or in the aggregate, could have a material adverse effect on Vectoria or a material adverse effect on the ability of Vectoria to perform any of its obligations pursuant to this Agreement.

ARTICLE V

COVENANTS AND AGREEMENTS

The Shareholders and Vectoria covenant and agree as follows:

Section 5.01.

Conduct of Business in the Ordinary Course.  From the date hereof through the Closing Date, the Shareholders shall cause SATELINX to conduct its business substantially in the manner in which it is currently conducted and, without the prior written consent of Vectoria, not to undertake any of the actions specified in Section 3.11 nor enter into any Contract described in Section 3.17.

Section 5.02.

Preservation of Permits and Services.  From the date hereof through the Closing Date, the Shareholders shall cause SATELINX to use its best efforts and Vectoria shall use its best efforts to preserve any permits in full force and effect and to keep available the services of their respective present officers, employees, consultants and agents and preserve their goodwill.

Section 5.03.  Litigation.

(a)  From the date hereof through the Closing Date, the Shareholders shall notify Vectoria promptly of any actions or proceedings of the type described in Section 3.15 that from the date hereof are threatened or commenced against SATELINX or against any officer, director, employee, properties or assets of SATELINX with respect to its affairs, or against any of the SATELINX Shares and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

(b)  From the date hereof through the Closing Date, Vectoria shall notify the Shareholders promptly of any actions, suits or claims or legal, regulatory, administrative or arbitration proceedings that from the date hereof are threatened or commenced against Vectoria or against any officer, director, employee, properties or assets of Vectoria with respect to its affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 5.04.

Conduct of the Shareholders, SATELINX and Vectoria Pending the Closing.  From the date hereof through the Closing Date, (a) the Shareholders shall use, and the Shareholders shall cause SATELINX to use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, (b) Vectoria shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, (c) the Shareholders shall promptly notify Vectoria of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this

Agreement by the Shareholders, and (d) Vectoria shall promptly notify the Shareholders of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Vectoria.

Section 5.05.

Corporate Examinations and Investigations.  Prior to the Closing Date, Vectoria shall be entitled, through its employees and representatives, to make such investigation of the assets, Liabilities, properties, business and operations of SATELINX , and such examination of the books, records, tax returns, results of operations and financial condition of SATELINX, as Vectoria wishes.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Shareholders and SATELINX and the employees and representatives of SATELINX, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such review and examination.

Section 5.06.

Acquisition Proposals.  From the date hereof through the Closing Date, neither the Shareholders nor SATELINX, nor any of the officers, directors, affiliates, employees, representatives or agents of SATELINX, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any Contract with any person, entity or group (other than Vectoria) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of SATELINX or any disposition of any of the SATELINX Shares (other than pursuant to the transactions contemplated by this Agreement) (each, an “Acquisition Proposal”), or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing.  The Shareholders shall promptly communicate to Vectoria the terms of any Acquisition Proposal which any of them may receive.

Section 5.07.

Further Assurances.  Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

Section 5.08.

Charter Amendments.  Prior to the Closing Date, Vectoria shall cause the Articles of Incorporation and By-laws of Vectoria to be amended (a) to set the number of directors at five (5), (b) cause a “reverse split” of its issued and outstanding shares, prior to the issuance of the Vectoria Shares at a ratio of 10:1 while maintaining the number of authorized shares of common stock at 80 million; and, (c) to change the name of Vectoria to “Satelinx International, Inc.”.  Vectoria shall file with the SEC any and all forms necessary to conduct the foregoing amendments in accordance with U.S. securities laws and regulations.  On or prior to the Closing Date, Vectoria shall cause two (2) designees of the Shareholders to be elected as directors of Vectoria effective immediately following the Closing.  There shall be no other amendments of, or modifications to, the Articles or Certificate of Incorporation or By-laws of Vectoria and no amendments or modification to the Articles of Incorporation or By-laws of SATELINX.

Section 5.09.

Disposition of Subsidiaries.  Prior to the Closing Date, Vectoria shall sell or otherwise transfer ownership of its existing subsidiaries and remove all consolidated debt related to such subsidiaries from its financial statements.

Section 5.10.

Capital Raising Activities.

(a)  Vectoria shall immediately commence the offer and sale of approximately 6,000,000 shares to cancel existing debt owed by Vectoria to various parties.

(b)  At the Closing, Vectoria shall have no more than 8,000,000 shares of common stock issued and outstanding.

Section 5.11.  Delivery of Financial Statements.  (a) On or before the Closing Date, the Shareholders shall cause SATELINX to provide the following financial statements to Vectoria, which shall collectively be referred to as the “Financial Statements”.

(i) Audited balance sheets as of the end of each of the two most recent fiscal years or such shorter period as SATELINX (including its predecessors) has been in existence;

(ii) Audited statements of income and cash flow for each of the three fiscal years preceding the date of the audited balance sheet referred to in (1) above or such shorter period as SATELINX (including its predecessors) has been in existence;

(iii) An interim balance sheet as of September 30, 2004; and

(vi) For the interim period between the date of the audited balance sheet referred to in (1) above and September 30, 2004, and for the corresponding period of the preceding fiscal year, statements of income and cash flows.

(b) The audited financial statements referred to in (a)(i) and (a)(ii) above shall be audited by a independent certified public accountants or independent chartered accountants that have been duly registered and in good standing with the Securities and Exchange Commissions’ PCAOB.  The interim financial statements referred to in (a)(iii) and (a)(vi) above may be unaudited.

(c) SAT shall also provide a letter from its auditors referred to in (b) above in which the auditors shall state that they will be able to complete its review of SATELINX’s interim financial statements for filing, as required by the Securities and Exchange Commission and provide assistance to Vectoria’s auditors in the preparation of pro forma financial statements of Vectoria showing the affects of the acquisition of SATELINX, within 75 days after the Closing.

Section 5.12  Public Announcements. Except as required by any applicable law, rule or regulation, prior to the Closing SATELINX shall not issue nor permit to be issued any press release or otherwise make or permit to be made any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of Vectoria.

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATION OF VECTORIA TO CLOSE

The obligation of Vectoria to enter into and complete the Closing is subject, at Vectoria’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 6.01.

Representations and Covenants.  The representations and warranties of the Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are give as of a particular date and relate solely to a particular date or period shall be true as of such date or period.  The Shareholders shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.  The Shareholders shall have delivered to Vectoria a certificate dated the Closing Date, and signed by each Shareholder to the foregoing effect.

Section 6.02.

Governmental Permits and Approvals.  All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by SATELINX to continue to be carried on by SATELINX substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect and without conditions or limitations reasonably unacceptable to Vectoria, and Vectoria shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations, consents, permits and licenses.  There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 6.03.

Third Party Consents.  All consents, permits and approvals from parties to contracts with SATELINX that may be required in connections with the performance by the Shareholders of their obligations under this Agreement or the continuance of such contracts with SATELINX in full force and effect after the Closing shall have been obtained.

Section 6.04.

Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on SATELINX.

Section 6.05

No Change in Capitalization.  On the Closing Date, the capitalization of SATELINX shall be as represented in Section 3.02.

Section 6.06.

Reimbursement of Expenses. At the Closing, SATELINX will pay a US$25,000 non-refundable fee to the Escrow Agent as reimbursement to Vectoria for various fees and expenses of Vectoria and/or its affiliates that they have or will disbursed for completion of this transaction.

Section 6.07.

Board and Shareholder Approval. Prior to the Closing, SATELINX will obtain from its Board of Directors and its shareholders approval of this Agreement and the transactions contemplated hereby.

Section 6.08.

Cancellation Fee. In the event that the transactions contemplated by this Agreement are not closed by October 15, 2004 as the result of any breach by SATELINX of its obligations hereunder, a material misrepresentation by SATELINX to Vectoria, or the failure of SATELINX or its auditors’ inability or failure or refusal to provide the necessary audits and reviews of the Financial Statements as required pursuant to Section 5.12 above, SATELINX shall pay to Vectoria a cancellation fee of US$50,000.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATION OF

THE SHAREHOLDERS TO CLOSE

The obligation of the Shareholders to enter into and complete the Closing is subject, at the Shareholder’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 7.01.

Representations and Covenants.  The representations and warranties of Vectoria contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are give as of a particular date and relate solely to a particular date or period shall be true as of such date or period.  Vectoria shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.  Vectoria shall have delivered to the Shareholders a certificate dated the Closing Date, and signed by an appropriate officer of Vectoria to the foregoing effect.

Section 7.02.

No Change in Capitalization.  On the Closing Date, the capitalization of Vectoria shall be as represented in Section 4.05, plus the issuances as contemplated in Section 5.10 hereof.

Section 7.03.

Appointment of SATELINX’s Board Nominees; Resignation of Current Directors. At the Closing, Vectoria shall deliver or cause to be delivered the resignations of Vectoria’s officers. Vectoria shall also cause, at the Closing, that two (2) nominees of SATELINX to be nominated and elected to Vectoria’s Board of Directors and cause SATELINX’s nominees to be appointed as executive officers of Vectoria.

Section 7.04.

Filing of Periodic Reports.  From the date of this Agreement up to the Closing Date, Vectoria will file with the U.S. Securities and Exchange Commission any and all periodic reports required to be filed by Vectoria pursuant to Section 13(g) of the Securities Exchange Act of 1934 and at the Closing, Vectoria shall be current in such filings for the past two (2) years. All such reports filed from the date of this Agreement shall be, as of the time of filing, accurate, not misleading and complete in all material respects and the financial statements included therewith shall have been prepared in accordance with generally accepted accounting principles.

Section 7.05.

Quotation on OTC/BB.  Prior to the Closing Date, Vectoria shall have applied, through a licensed market maker, for approval of its common stock to be quoted on the OTC/Bulletin Board.

Section 7.06.

Financial Liabilities at Closing. As of the Closing Date, Vectoria shall have no assets and no liabilities.

Section 7.07.

Board and Shareholder Approval. (a) Prior to the Closing, Vectoria shall obtain the approval of its Board of Directors of this Agreement and the transactions contemplated hereby.

(b) Vectoria shall cause an Information Statement on Schedule 14C to be filed with the SEC and mailed to its shareholders of record disclosing that Vectoria has entered into this Agreement and also the transactions contemplated hereby. Such Information Statement shall also provide that Vectoria intends to change its name to “SATELINX INTERNATIONAL INC.”, along with any other action of which Vectoria requires shareholder approval in order to close this Agreement in accordance with the terms hereof. Shareholders of Vectoria holding at least a majority of Vectoria’s issued and outstanding shares of common stock, as of the record date, shall approve of this Agreement and the transactions contemplated hereby either by proxy or written consent.

Section 7.08.

Cancellation Fee. In the event that the transactions contemplated by this Agreement are not closed by October 15, 2004 as the result of a material misrepresentation by Vectoria in any of its periodic reports filed with the SEC through October 15, 2004 or any breach by Vectoria of its obligations hereunder or a material misrepresentation by Vectoria to SATELINX, Vectoria shall pay to SATELINX a cancellation fee of US$50,000.

Section 7.09  Indebtedness to and from Officers, Directors and Stockholders. Vectoria is not indebted to any officer, director, or stockholder of Vectoria in any amount whatsoever other than for salaries or services rendered since the start of Vectoria's current pay period and for reimbursable business expenses, nor is any such officer, director or stockholder indebted to Vectoria except for advances made in the ordinary course of business to meet anticipated reimbursable business expenses to be incurred by such .

ARTICLE VIII

POST-CLOSING COVENANTS

The parties hereto hereby make the following covenants and promises to the other with the express understanding that such covenants and promises shall survive past the Closing Date.

Section 8.01.

Recapitalization. The Shareholders shall not vote in favour of any reverse split of Vectoria’s stock that is proposed by the Board of Directors of Vectoria or any shareholders of Vectoria at any time during the two (2) year period that commences on the Closing Date.

Section 8.02.

Transfer Agent. The Shareholders and SATELINX shall cause Vectoria to continue to use Vectoria’s current transfer agent, Pacific Stock Transfer Company, for a period of two (2) years that commences on the Closing Date.

ARTICLE IX

MISCELLANEOUS

Section 9.1  Timing. Time is of the essence of this Agreement and each party hereto agrees and covenants to use their reasonably best efforts to complete the transactions contemplated hereby in a timely manner.

Section 9.2  Additional Documentation.  The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

Section 9.3 Assignment.  This Agreement may not be assigned by any party hereto without the prior written consent of all parties to this Agreement.

Section 9.4 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

Section 9.5

Expenses. Each party will pay its legal expenses incurred in connection with the transactions contemplated hereby, whether or not such transactions are consummated; provided, however, the parties shall share in the cost of the preparation of this Agreement and the preparation and mailing of an Information Statement to VECTORIA’s shareholders seeking approval of this Agreement and the transactions, which is estimated to be approximately $20,000 USD.

Section 9.6

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflicts of law.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

“SHAREHOLDERS”

VECTORIA INC., a Nevada corporation

/s/ Sam Grinfeld

By:

/s/ Jean-Francois Amyot

Name: Jean Francois Amyot

Title: Director

/s/ Cosimo Salermo

EXHIBIT A

LIST OF SHAREHOLDERS

Sam Grinfeld

224 Mirabel, DDO Que. H9A 3J5

Cosimo Salermo

7010 Paul Letondal, Montreal Que

EXHIBIT B

ALLOCATION OF VECTORIA SHARES

TO SATELINX SHAREHOLDERS

Name of SATELINX Shareholder	Number of SATELINX Shares Held	Number of Vectoria Shares to be Received
Sam Grinfeld
Cosimo Salermo

SCHEDULE 3.01

SATELINX’S LIST OF JURISDICTIONS

1.

SATELINX  is a federally incorporated company under the Canada Business Corporation’s which allows it to operate in any Canadian jurisdiction.

SCHEDULE 3.02

CAPITALIZATION OF SATELINX

Common Stock

Name	Number of Shares
Sam Grinfeld	500,000
Cosimo Salermo	500,000

Warrants, Options, ROFR, Pre-empted Rights

None.

SCHEDULE 3.16

LIST OF CONTRACTS

SCHEDULE 4.05

CAPITALIZATION OF VECTORIA AS OF SEPTEMBER 2, 2004

Common Stock – Pre-Rollback Shares

[Insert copy of shareholders list dated September 2, 2004]

Warrants, Options, ROFR, Pre-empted Rights